United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  October 4, 2013

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 4, 2013, Lannett Company, Inc., a Delaware corporation (the “Company”), Farber Properties Group, LLC, an entity co-managed and 50% owned by Jeffrey Farber, the Chairman of the Company’s Board of Directors, and United Jewish Foundation of Metropolitan Detroit (the “Selling Stockholders”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (collectively, the “Underwriters”) for whom Roth Capital Partners, LLC and Canaccord Genuity Inc., are acting as representatives, relating to the underwritten registered public offering of an aggregate of 5,869,566 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), of which 4,250,000 shares are to be issued and sold by the Company and 1,619,566 shares are to be sold by the Selling Stockholders, at a public offering price of $18.00 per share.  One Selling Stockholder also granted the underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 880,434 shares of Common Stock.  The net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $71.5 million, and the aggregate net proceeds to the Selling Stockholders from the sale of the Shares to be sold by the Selling Stockholders are expected to be approximately $27.4 million, after deducting underwriting discounts and commissions of 6%, or $1.08 per share, and other estimated offering expenses payable by the Company and assuming no exercise by the Underwriters of their option.  The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.  The offering is expected to close on or about October 9, 2013, subject to customary closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

The Shares being offered were registered by the Company under a “shelf” registration statement on Form S-3, Registration Number 333-184721, filed on November 2, 2012, subsequently amended on November 19, 2012, and declared effective on December 7, 2012, and pursuant to a registration statement on Form S-3, Registration Number 333-191553, filed and effective on October 3, 2013, and pursuant to the prospectus supplement and the accompanying prospectus describing the terms of the offering, dated October 4, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

On October 3, 2013, the Company issued a press release announcing the launch of the offering and on October 4, 2013, the Company issued a press release announcing the pricing of the offering.  Copies of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2 incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                              Exhibits

1.1                                            Underwriting Agreement, dated October 4, 2013, by and among the Company, the Selling Stockholders, and the several underwriters named therein for whom Roth Capital Partners, LLC and Canaccord Genuity Inc. are acting as representatives

5.1                                            Opinion of Fox Rothschild LLP dated October 4, 2013

23.1                                     Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1                                     October 3, 2013 Press Release

99.2                                     October 4, 2013 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
Chief Executive Officer and President
Dated: October 4, 2013

EXHIBIT INDEX

Exhibit:	Description

1.1

Underwriting Agreement, dated October 4, 2013, by and among the Company, the Selling Stockholders, and the several underwriters named therein for whom Roth Capital Partners, LLC and Canaccord Genuity Inc. are acting as representatives

5.1	Opinion of Fox Rothschild LLP dated October 4, 2013

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	October 3, 2013 Press Release

99.2	October 4, 2013 Press Release